SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12
AUSTINS STEAKS & SALOON, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This letter is being sent to you by the current management of Austins, Victor F. Foti and Robyn B. Mabe, and Directors J. Carson Quarles, Paul C. Schorr, III, Roger D. Sack, Ronald G. Stancill, Stanley L. Bozeman, Jr., J. Alan Cowart and A. Jones Yorke. A description of their securities holdings is contained in Austins' definitive proxy material dated May 24, 2002.

Please read carefully Austins' Proxy Statement as soon as you receive it. It contains important information. You may also obtain this statement at the Securities and Exchange Commission website, www.sec.gov.

August 28, 2002

Dear Fellow Shareholder:

        By now, you will have received a letter dated August 26, 2002 from the Dissidents complaining further about matters with Austins, including a corrected error with the Delaware Secretary of State and some misleading statements about a lawsuit we filed. What you did not hear from the Dissidents and what you did not see in their letter was anything about their plan to make Austins a bigger, better, stronger or more profitable company. Nothing !!

        Your current management has provided you two cash dividends this year. Additionally, if you saw our press release of August 23, 2002, a copy of which is enclosed, you will note that your current management does have a plan to return the Company to profitability and management is working the plan. Specifically:

  •
  We have closed or franchised twelve company-operated stores in the past eighteen months.

  •
  We now operate eleven company stores which we believe will continue to be profitable.

  •
  We have an excellent Vice President of Restaurant Operations, Dave Hoof, who will work hard to keep the current company stores profitable.

  •
  We have invested over $300,000 in the past three years to develop a Image Enhancement Program to better retain and attract customers.

  •
  We intend to actively seek new franchise opportunities and have added 30 new franchise restaurants over the past two years.

  •
  We have retained JH Chapman as an investment banker to enhance shareholder value.

        Let's review what the Dissidents have done:

  •
  They have initiated an expensive proxy fight which will likely cost your company $250,000 if we win and double that amount if the Dissidents win.

  •
  They have complained about non-payment of Delaware franchise taxes and told the newspapers in Roanoke that this would cost the Company $185,000. The error was committed by a previous officer of the Company and was easily corrected by paying the back franchise taxes of $15,037 which includes interest and renewal fee. No harm has come to your Company because of this matter. (See attached Delaware certificate)

  •
  They have complained that management started a lawsuit to prevent the Dissidents from continuing their proxy fight. In fact, the lawsuit was filed to prevent the Dissidents from conducting their proxy fight in a manner that we did not believe was in compliance with federal securities laws.

  •
  Their efforts have stopped JH Chapman from doing further work to try to enhance shareholder value.

  •
  They have presented to you NO PLAN except to change directors. Even that plan seems confused. Their first Securities and Exchange Commission filing indicated that they wanted to get rid of Roger Sack and keep Alan Cowart. Now we have received a letter from them indicating that they want to keep Roger Sack and get rid of Alan Cowart.

        We look forward to communicating with you in more detail within the coming weeks.

                      Best Regards,

                      /s/  VICTOR F. FOTI
                      Victor F. Foti
                      President and Chief Executive
                      Officer

Enclosure

For more information, contact:
Robyn B. Mabe, Chief Financial Officer
(540) 345-3195

AUSTINS STEAKS REPORTS SECOND QUARTER RESULTS
Company Poised to Run Profitable Company Operations and Sell Franchises

ROANOKE, Va. (August 23, 2002)—Austins Steaks and Saloon, Inc. (OTC Bulletin Board: STAK), the parent company of The WesterN SizzliN Corporation, reported on August 14, 2002 the results of the second quarter of 2002.

        For the quarter ended June 30, 2002, Austins had income from operations of $566 thousand and $1.062 million year-to-date, prior to a one-time charge of $1.03 million. These operating amounts are increases over the same periods in 2001. Austins said charges totaling $1.03 million were attributable to closing five under-performing stores in Louisiana. These charges do not effect cash flow, and actually the closing of these stores should enhance cash flow for the Company. The net loss for the second quarter with the charges for closing the stores in Louisiana was $244,742 compared to net income of $218,353 for the same period last year. Year-to-date loss for the six months ended June 30, 2002 was $4,963, compared to net income of $403,887 for the same period in 2001.

        The Board of Directors and management set forth a plan for the year 2002 to close or sale all company stores that were not producing positive cash flow. "We are moving forward with this plan," said Vic Foti, President. "During the last eighteen months, we have closed or franchised 12 company-operated stores. We now operate 11 company stores, which we believe will continue to be profitable. The Board of Directors and Management's plan is anticipated to improve cash flow for the Company by approximately $700,000 annually."

        Austins has 203 franchised restaurants and has invested over $300,000 from 1999 to date in developing an Image Enhancement Program to better retain and attract customers in a new setting. "Our Image Enhancement Program for WesterN SizzliN will enable us to sell more franchises," Foti said. Rome, GA is the site of the first restaurant to complete the changeover, and it has proven to be successful with increases of 15% in sales.

        Year 2002 marks the 40th anniversary of WesterN SizzliN, one of the few franchise-owned restaurant chains. "More than 100 of our restaurant locations are owned and operated by the original franchisee," says Foti. "We are the only family style steak house still in businesses. We have a system comprised of entrepreneurs with years of experience."

        Austins Steaks and Saloon, Inc, operates and franchises a total of 214 units in 24 states under names of WesterN SizzliN, WesterN SizzliN Wood Grill, Great American Steak & Buffet Company and Austins Steakhouses. Inquiries should be directed to Robyn B. Mabe, Vice President and Chief Financial Officer at 317 Kimball Avenue, N.E. Roanoke, VA 24016

Comments included in this news release may include "forward-looking statements" within the meaning of the federal securities laws. These statements as to anticipated future results are based on current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ markedly from those projected or discussed here. Such risks and uncertainties are detailed in Austins Steaks & Saloon, Inc.'s Annual Report on Form 10-K filed with the SEC on April 1, 2002 and are incorporated herein by reference. Austins Steaks & Saloon, Inc. cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date hereof.

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Delaware The First State	PAGE 1

        I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF "AUSTIN STEAKS & SALOON, INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF AUGUST, A.D. 2002, AT 11 0'CLOCK A.M.

        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	[SEAL]	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State
2318267 8100		AUTHENTICATION: 1950021
020530850		DATE: 08-23-02

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:00 AM 08/22/2002
020590850 — 2318267

CERTIFICATE OF CORRECTION FILED TO CORRECT
A CERTAIN ERROR IN THE CERTIFICATE OF
OF
Renewal and Revival of Certificate of Incorporation

AUSTINS STEAKS & SALOON, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

    1.
    The name of the corporation is AUSTINS STEAKS & SALOON, INC.

  2.
  That a Certificate of Renewal and Revival of Certificate of Incorporation

was filed by the Secretary of State of Delaware on August 19, 2002, and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

  3.
  The inaccuracy or defect of said Certificate to be corrected is as follows:

      A misspelling of the President's name.

  4.
  The execution, sealing of acknowledgement of the Certificate is corrected as follows:

      Victor F. Foti

        IN WITNESS WHEREOF, said AUSTINS STEAKS & SALOON, INC. has caused this Certificate to be signed by Victor Foti, its last said acting President and CEO, this 22nd day of August 2002.

/s/ VICTOR F. FOTI
By	Victor F. Foti
President and CEO